Exhibit 4.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT
dated as of August 19, 2011
among
MCDERMOTT INTERNATIONAL, INC.
as the Borrower
and
THE LENDERS AND ISSUERS PARTY HERETO
and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners
and
BNP PARIBAS
as Syndication Agent
and
WELLS FARGO BANK, N.A.
and
BANK OF AMERICA, N.A.
and
DNB NOR BANK ASA
and
BBVA COMPASS
as Co-Documentation Agents

AMENDMENT NO. 1 AND CONSENT
     This AMENDMENT NO. 1 AND CONSENT (the “Amendment”) dated August 19, 2011 (the “Amendment No. 1 Effective Date”), is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (“Borrower”), the Lenders and Issuers listed on the signature pages hereto, the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Reference is made to the Credit Agreement (the “Credit Agreement”) dated May 3, 2010 among the Borrower, the Administrative Agent, and the Lenders and Issuers party thereto.
     The parties hereto hereby agree as follows:
     Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
     Section 2. Amendments to Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended by:
     (i) adding the following definitions in the appropriate alphabetical order:
     “Alternate Program” means any program providing for the sale or other disposition of trade or other receivables entered into by the Borrower or a Subsidiary of the Borrower on terms customary for such financing transactions, the terms of which arrangement do not impose any recourse or repurchase obligations upon the Borrower or any Restricted Subsidiary except for reasonably customary representations, warranties, covenants and indemnities by the Borrower or a Restricted Subsidiary in connection therewith.
     “Alternate Program Indebtedness” means, at any time, the liabilities of the Borrower or a Subsidiary of the Borrower under an Alternate Program that would be outstanding at such time thereunder if the same were structured as a secured lending arrangement rather than a purchase and sale arrangement.
     “Amendment No. 1 Effective Date” means August 19, 2011.
     “Net Financing Proceeds” means, with respect to the incurrence by any Person of any Indebtedness to any other Person, an amount equal to (a) the gross cash proceeds received by such Person from such incurrence or issuance less (b) all underwriting commissions, legal, investment banking, brokerage and accounting and other professional fees, sales commissions and other disbursements actually incurred in connection with such sale or issuance.
     “Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Non-cash Consideration.
     “Specified Vessel Sale” means, so long as no Default or Event of Default is continuing or would result therefrom, the sale for Fair Market Value of any or all of the following marine vessels: McDermott Derrick Barge No. 26, Acadian Sea, Burin Sea, Hebron Sea, Mariner Sea, Panuke Sea, Trinity Sea, Venture Sea, Ryan Leet, Intrepid Sea, and Sable Sea, together with the assets related to such vessels.
          (ii) amending the definition of “Capital Lease” by adding the following sentence to the end:
Notwithstanding the foregoing, any lease that would have been accounted for as an operating lease on a balance sheet of such Person prepared in conformity with GAAP as in effect on the Amendment No. 1 Effective Date shall be deemed not to be a Capital Lease.
          (iii) amending the definition of “Cobia Entities” in its entirety as follows:
“Cobia Entities” means, collectively, Cobia AcquisitionCo, North Ocean II KS, a limited partnership organized and existing under the laws of Norway, North Ocean II AS, a private limited liability company organized and existing under the laws of Norway, North Ocean V AS, a private limited liability company organized and existing under the laws of Norway, and North Ocean 105 AS, a private limited liability company organized and existing under the laws of Norway. “Cobia Entity” means any of the Cobia Entities.
          (iv) amending the definition of “Co-Documentation Agents” in its entirety as follows:
“Co-Documentation Agents” means Wells Fargo Bank, N.A., Bank of America, N.A., DnB NOR Bank ASA, and BBVA Compass, each in their capacity as co-documentation agent.
          (v) amending the definition of “Fair Market Value” by replacing “an Asset Sale to be made pursuant to Section 8.4(h) or (i)” with “an Asset Sale to be made pursuant to Section 8.4(h), (i), (o), (p), or (q) (Sale of Assets)”;
          (vi) amending the definition of “Financial Covenant Debt” by replacing “specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness”

determined on a consolidated basis” with “specified in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (k) of the definition of “Indebtedness” determined on a consolidated basis”;
          (vii) amending the definition of “Indebtedness” by (A) deleting the “and” at the end of clause (j), (B) changing clause (k) to be a new clause (l), and (C) adding a new clause (k) to read as follows:
          (k) all Alternate Program Indebtedness of such Person; and
          (viii) amending the definition of “Interest Expense” by adding the following sentence to the end:
Notwithstanding the foregoing, the interest component of all payments associated with any lease that would have been accounted for as an operating lease on a balance sheet of such Person prepared in conformity with GAAP as in effect on the Amendment No. 1 Effective Date shall be excluded from Interest Expense.
          (ix) amending the definition of “Joint Venture” in its entirety as follows:
     “Joint Venture” means any Person (a) in which the Borrower or a Subsidiary of the Borrower, directly or indirectly, owns at least 25% of the Stock or Stock Equivalents of such Person and (b) that is not a Subsidiary of the Borrower. As of the Amendment No. 1 Effective Date, the Persons listed on Schedule 1.1 are Joint Ventures.
          (x) amending the definition of “Net Cash Proceeds” by adding “or (h)” immediately following “referenced in Section 8.4(i)”;
          (xi) amending clause (e) of the definition of “Permitted Acquisition” by adding “or (m) (Indebtedness)” immediately following “Section 8.1(d)”; and
          (xii) amending clause (a) of the definition of “Revolving Facility Termination Date” in its entirety to read “(a) the fifth anniversary of the Amendment No. 1 Effective Date,”.
     (b) Section 2.9(b) of the Credit Agreement is hereby amended by (i) replacing “Upon receipt” with “Within 12 months after the receipt thereof,” (ii) adding “or (h)” immediately following “pursuant to Section 8.4(i)” and (iii) adding “remaining after application of such Net Cash Proceeds as otherwise permitted in such Section” immediately following “such amounts”.
     (c) Section 2.12(b)(i) of the Credit Agreement is hereby amended by replacing “an issuance fee of 0.250% per annum” with “an issuance fee of 0.150% per annum”;
     (d) Section 5.1 of the Credit Agreement is hereby amended by replacing “2.50:1.00” with “3.00:1.00”.
     (e) Section 7.11(a) of the Credit Agreement is hereby amended by:
          (i) adding “or (m)” immediately following “Section 8.1(d)” in clause (iv); and

          (ii) adding “or (m)” immediately following “Section 8.1(d)” in clause (v).
     (f) Section 7.12 of the Credit agreement is hereby amended by replacing “(other than any such Real Property acquired with Indebtedness permitted by Section 8.1(d) or (g) (Indebtedness))” with "(other than any such Real Property acquired with Indebtedness permitted by Section 8.1(d), (g) or (m) (Indebtedness))”
     (g) Section 8.1 of the Credit Agreement is hereby amended by:
          (i) amending clause (d) in its entirety as follows:
     (d) secured Indebtedness of the Borrower or any Restricted Subsidiary including Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Restricted Subsidiary of the Borrower to finance (concurrently with or within 90 days after) the acquisition of tangible property (including marine vessels) and Indebtedness in respect of sale and leaseback transactions, but excluding Indebtedness incurred or assumed in connection with an Acquisition, in an aggregate outstanding principal amount not to exceed $250,000,000.00 at any time;
          (ii) amending clause (g) in its entirety as follows:
     (g) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries so long as immediately after giving effect to the issuance, incurrence or assumption of any such unsecured Indebtedness, the Leverage Ratio for the most recent four-quarter period for which financial statements are available calculated on a pro forma basis does not exceed 2.75:1.00;
          (iii) deleting “and” from the end of clause (k);
          (iv) replacing the period at the end of clause (l) with a semicolon;
          (v) adding the following new clauses (m), (n) and (o):
     (m) Indebtedness incurred or assumed in connection with an Acquisition permitted under Section 8.3 (Acquisitions);
     (n) Indebtedness in respect of matured or drawn Performance Guarantees, provided that such Indebtedness is reimbursed or extinguished within 5 Business Days of being matured or drawn; and
     (o) Alternate Program Indebtedness.
     (h) Section 8.2 of the Credit Agreement is hereby amended by:
          (i) amending clause (d) by adding “or (m)” immediately following “Indebtedness permitted under Section 8.1(d)”;

               (ii) amending clause (l) by replacing “shall not exceed $10,000,000.00 at any time” with “shall not exceed $30,000,000.00 at any time”.
               (iii) deleting “and” from the end of clause (m);
               (iv) replacing the period at the end of clause (n) with “; and”;
               (v) adding the following new clause (o):
          (o) Liens created by any Alternate Program permitted under Section 8.4(n) (Sale of Assets) (or any document executed by the Borrower or any Subsidiary of the Borrower in connection therewith).
     (i) Section 8.3 of the Credit Agreement is hereby amended by replacing “Permitted Cobia Acquisition” with “Cobia Permitted Acquisition”.
     (j) Section 8.4 of the Credit Agreement is hereby amended by:
               (i) amending clause (h) in its entirety as follows:
          (h) as long as no Default or Event of Default is continuing or would result therefrom, (i) any other Asset Sale (other than an Asset Sale in respect of a Mortgaged Vessel or Stock in a Mortgaged Vessel Owning Subsidiary) for Fair Market Value, at least 75% of which is payable in cash or Cash Equivalents upon such sale; and (ii) any other Asset Sale for Fair Market Value so long as the Non-cash Consideration from such Asset Sale and all other Asset Sales made in reliance upon this clause (h)(ii) after the Amendment No. 1 Effective Date does not exceed $30,000,000.00; provided that, in either case, the Revolving Commitments shall be permanently reduced as set forth in Section 2.5(b) (Reduction and Termination of the Revolving Commitments) by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale minus the amounts that are applied by the Borrower and its Restricted Subsidiaries within 12 months from the later of the date of such Asset Sale or the receipt of such Net Cash Proceeds to (A) acquire other assets in an Eligible Line of Business, which assets shall concurrently with their acquisition become Collateral if and to the extent required by Section 7.11 (Additional Collateral and Guaranties; Collateral Fall-away) or (B) make capital expenditures to improve or repair existing assets of the Borrower or its Restricted Subsidiaries;
               (ii) deleting “and” from clause (l);
               (iii) replacing the period at the end of clause (m) with a semicolon;
               (iv) adding the following new clauses (n) through (q):
          (n) dispositions of any receivables and related rights pursuant to any Alternate Program so long as immediately after giving effect to such disposition the Borrower will be in pro forma compliance with Section 5.1 (Maximum

Leverage Ratio) for the most recent four-quarter period for which financial statements are available;
     (o) any Specified Vessel Sale;
     (p) the sale of the fabrication yard owned by J. Ray McDermott, Inc. located at 118 Highway 361, Port Aransas, Texas 78373 for Fair Market Value so long as no Default or Event of Default is continuing or would result therefrom; and
     (q) the sale of up to 50% of the Stock of Barmada McDermott (L) Limited and up to 45% of the Stock of Barmada McDermott Sdn. Bhd., for Fair Market Value in either case so long as no Default or Event of Default is continuing or would result therefrom.
          (v) adding the following sentence to the end of Section 8.4:
Notwithstanding the foregoing, no Asset Sale shall be permitted hereunder if the assets being disposed of in such transaction or any series of related transactions would, in the aggregate, constitute a material portion of the business of the Borrower and its Restricted Subsidiaries taken as a whole.
     (k) Section 8.5 of the Credit Agreement is hereby amended by:
          (i) amending clause (e) in its entirety as follows:
(e) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, Restricted Payments (other than guarantees and indemnities for the benefit of Babcock & Wilcox Investment Company or any of its Subsidiaries) in an aggregate amount not to exceed (i) $100,000,000.00 during any Fiscal Year plus (ii) beginning in Fiscal Year 2011, the lesser of (A) the aggregate amount of Restricted Payments permitted to be made pursuant to this clause (e) in the prior Fiscal Year and not made in such prior Fiscal Year and (B) $50,000,000.00;
          (ii) amending clause (q) in its entirety as follows:
     (q) (i) contributions to Joint Ventures and Subsidiaries that are not Guarantors of assets not constituting Collateral and not required to be Collateral (other than assets that are not Collateral or required to be Collateral under clause (i) of the definition of “Excluded Asset” in the Pledge and Security Agreement) and (ii) Hedging Contracts (and payments thereunder) that are not speculative in nature entered into on behalf of Joint Ventures and Subsidiaries, so long as any payment by the Borrower or any Restricted Subsidiary under any such Hedging Contract is reimbursed by the applicable Joint Venture or Subsidiary in the ordinary course of business;
     (iii) deleting the “and” at the end of clause (p); and

     (iv) adding a new clause (r) to read as follows:
(r) other than those disclosed on Schedule 8.5 (Existing Investments), direct or indirect Investments, including Letters of Credit and other credit support obligations, in Subsidiaries that are not Guarantors or Joint Ventures that are not Guarantors, but in each case are engaged in an Eligible Line of Business, in an aggregate amount not to exceed the Net Financing Proceeds received by the Borrower and its Restricted Subsidiaries of Indebtedness permitted to be incurred hereunder (other than the Loans).
     (l) Section 8.9 of the Credit Agreement is hereby amended by replacing “Section 8.1(b), (d) or (e)” with “Section 8.1(b), (d), (e) or (m)”.
     (m) Section 8.13 of the Credit Agreement is hereby amended by replacing “$100,000,000.00” with “$200,000,000.00”.
     (n) Section 8.14 of the Credit Agreement is hereby amended by replacing “$400,000,000.00” with “$600,000,000.00”.
     (o) Section 9.1 of the Credit Agreement is hereby amended by:
     (i) replacing “$10,000,000.00” with “$50,000,000.00” in clause (e)(i);
     (ii) replacing “$10,000,000.00” with “$50,000,000.00” in clause (g); and
     (iii) replacing “$20,000,000.00” with “$50,000,000.00” in clause (h)(i).
     (p) Schedule I to the Credit Agreement is hereby amended and restated in its entirety with Schedule I attached hereto.
     (q) Schedule II to the Credit Agreement is hereby amended and restated in its entirety with Schedule II attached hereto.
     (r) Schedule IV to the Credit Agreement is hereby amended and restated in its entirety with Schedule IV attached hereto.
     (s) Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1 attached hereto.
     (t) Schedule 4.7 to the Credit Agreement is hereby amended and restated in its entirety with Schedule 4.7 attached hereto.
     Section 3. Amendments to Pledge and Security Agreement.
     (a) Section 5.10(e) of the Pledge and Security Agreement is hereby amended in its entirety as follows:
(e) Upon request of the Collateral Agent, each Grantor shall execute and deliver, and have recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor.
     (b) Section 5.10(i) of the Pledge and Security Agreement is hereby amended in its entirety as follows:
(i) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Effective Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral.
(c) Section 5.10(j) of the Pledge and Security Agreement is hereby deleted.
(d) Section 5.10(k) of the Pledge and Security Agreement is hereby deleted.
(e) Section 5.10(l) of the Pledge and Security Agreement is hereby re-numbered as Section 5.10(j).
     Section 4. Consent. The Lenders hereby consent to the release and termination of the Collateral Agent’s lien on and security interest in each of McDermott Derrick Barge No. 26, Acadian Sea, Burin Sea, Hebron Sea, Mariner Sea, Panuke Sea, Trinity Sea, Venture Sea and the fabrication yard owned by J. Ray McDermott, Inc. located at 118 Highway 361, Port Aransas, Texas 78373.
     Section 5. Release of Guarantor.
     (a) From and after the Amendment No. 1 Effective Date, (i) the obligations of Barmada McDermott (L) Limited (the “Released Guarantor”) under the Pledge and Security Agreement and each other Loan Document are hereby released, terminated and no longer of any force and effect (except for those obligations that expressly survive the termination of the Pledge and Security Agreement and release of the lien created thereby) and (ii) the lien on and security interest in the Collateral granted by the Released Guarantor pursuant to the Pledge and Security Agreement and any other Loan Document are hereby released, terminated and no longer of any force and effect.
     (b) The Collateral Agent shall, upon the reasonable request of the Released Guarantor and at the sole cost and expense of the Released Guarantor, execute and deliver such UCC-3 termination statements, releases of security interests and other instruments, in each case in proper form for recording, as the Released Guarantor shall reasonably request to evidence the release expressly contemplated herein.
     Section 6. Borrower Representations and Warranties. The Borrower represents and warrants that:

     (a) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 1 Effective Date, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment No. 1 Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;
     (b) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 1 Effective Date, no Default or Event of Default has occurred and is continuing;
     (c) the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;
     (d) the execution and delivery by the Borrower and each Guarantor of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;
     (e) the person who is executing this Amendment on behalf of the Borrower and each Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent;
     (f) as of the Amendment No. 1 Effective Date, no litigation not listed on Schedule 4.7 hereto has been commenced against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and
     (g) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 7. Changes in Lenders and Commitments. On the Amendment No. 1 Effective Date:
     (a) Each Person listed on Schedule I hereto shall be a Lender with a Revolving Commitment in the applicable amount set forth for such Lender in Schedule I.
     (b) Each Lender which is not a Lender (as defined in the Credit Agreement) (a “New Lender”) shall purchase Loans from other Lenders (as defined in the Credit Agreement) party to the Credit Agreement in an amount such that, after giving effect thereto, the aggregate amount of such Loans shall bear the same relationship to the Revolving Commitment of such New Lender as the outstanding Loans of other Lenders bear to their Revolving Commitments.
     (c) The participations of the Lenders in Letters of Credit and the Swing Loans shall be redetermined on the basis of their respective Commitments set forth in Schedule I, all pursuant to the terms of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).
     (d) Any Lender (as defined in the Credit Agreement) party to the Credit Agreement but not listed in Schedule I (each, a “Departing Lender”) shall cease to be a Lender party to the Amended Credit Agreement, shall cease to have a Revolving Commitment thereunder or any participation in outstanding Letters of Credit or Swing Loans, and all Loans made by such Departing Lender shall be paid to such Departing Lender on the Amendment No. 1 Effective Date in accordance with this Section 7 by the Lenders (as defined in the Amended Credit Agreement).
     (e) Any Lender which is not a New Lender, but whose Ratable Portion (as defined in the Amended Credit Agreement) is greater than its Ratable Portion (as defined in the Credit Agreement) previously in effect shall be deemed a New Lender for purposes hereof to the extent of such increase, and any such Lender whose Ratable Portion (as defined in the Amended Credit Agreement) is less than its Ratable Portion (as defined in the Credit Agreement) previously in effect shall be deemed a Departing Lender for purposes hereof to the extent of such decrease.
     (f) The Lenders which are parties to the Credit Agreement, comprising the “Requisite Lenders” as defined therein, hereby waive any requirement of notice of prepayment of Loans to the extent necessary to give effect to Section 8(k) and this Section 7.
     Section 8. Conditions to Effectiveness. This Amendment shall become effective on the Amendment No. 1 Effective Date and enforceable against the Borrower, the Lenders, the Administrative Agent and the Issuers upon:
     (a) receipt by the Administrative Agent of this Amendment executed by the Borrower, each Guarantor other than the Released Guarantor, the Administrative Agent, each Issuer listed on Schedule IV and each Lender listed on Schedule I;

     (b) receipt by the Administrative Agent of favorable written opinions of (i) Baker Botts, L.L.P., counsel to the Loan Parties, (ii) Liane K. Hinrichs, General Counsel of the Borrower, (iii) Arias, Fábrega & Fábrega, special Panamanian counsel to certain of the Loan Parties, and (iv) each other special and local counsel to the Loan Parties as the Administrative Agent may reasonably request, in each case dated as of the Amendment No. 1 Effective Date and addressed to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuers and addressing such matters as any Lender through the Administrative Agent may reasonably request;
     (c) receipt by the Administrative Agent of amendments to each Mortgage granting a Lien on a Mortgaged Vessel flagged in Panama (other than McDermott Derrick Barge No. 26);
     (d) receipt by the Administrative Agent of financial projections of the Borrower and its Subsidiaries covering the Fiscal Years ending in 2011 through 2015, inclusive;
     (e) receipt by the Administrative Agent of certificates as to the good standing of each Loan Party organized in the United States or Panama dated as of a recent date from the appropriate governmental authority of the jurisdiction of its organization;
     (f) receipt by the Administrative Agent of (i) a certificate of an Authorized Officer, the Secretary of the Assistant Secretary of each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) (I) that attached thereto is a true and complete copy of the by-laws or similar document of such Loan Party as in effect on the Amendment No. 1 Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (II) that the by-laws or similar document of such Loan Party previously certified to the Administrative Agent has not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effective Date and at all times since a date prior to the date of the resolutions described in (B) below; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (C) (I) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last certification of such documents to the Administrative Agent or (II) that attached thereto is a copy of the certificate or articles of incorporation or other formation documents of such Loan Party; and (D) as to the incumbency and specimen signature of each officer executing the Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to clause (i) above;
     (g) to the extent requested, receipt by the Agents and the Lenders of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act;
     (h) receipt by the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, and to CA CIB, for its own account, all fees and expenses (including reasonable fees and expenses of counsel to the Administrative Agent to the extent the

Borrower receives invoices therefor at least one Business day prior to the Amendment No. 1 Effective Date) due and payable on or before the Amendment No. 1 Effective Date;
     (i) receipt by the Administrative Agent of such other approvals, opinions or documents as the Administrative Agent may reasonably request;
     (j) all accrued interest on the Loans and all accrued fees payable under the Credit Agreement as in effect immediately prior to the effectiveness of the Amendment shall have been paid (or shall be paid substantially simultaneously with the closing hereunder) by the Borrower; and
     (k) all Loans owing to Departing Lenders shall have been paid in accordance with Section 7 of this Amendment by the Lenders (as defined in the Amended Credit Agreement).
     Section 9. Post-Closing Covenant. Within 5 Business Days after the Amendment No. 1 Effective Date (or such longer period as the Administrative Agent may determine in its sole discretion), the Borrower agrees to deliver to the Administrative Agent legal opinions in form and substances reasonably satisfactory to the Administrative Agent from Borrower’s special Cayman Islands counsel with respect to J. Ray McDermott International Vessels, Ltd.
     Section 10. Reaffirmation of Credit Support.
     (a) Each of the Borrower and each Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
     (b) Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.
     Section 11. Acknowledgments and Agreements.
     (a) The Borrower acknowledges that on and as of the Amendment No. 1 Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Borrower, the Administrative Agent, each Issuer party hereto and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.
     (b) From and after the Amendment No. 1 Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 12. Miscellaneous.
     (a) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (b) Except as specifically provided by this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.
     (c) The Borrower, the Lenders and the Issuers acknowledge the issuance prior to the Amendment No. 1 Effective Date of each Letter of Credit listed on Schedule 1 hereto (the “Issued Letters of Credit”), which Schedule indicates whether each such Issued Letter of Credit is a Financial Letter of Credit or a Performance Letter of Credit.
     Section 13. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile or other electronic signature and all such signatures shall be effective as originals.
     Section 14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 15. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.
     Section 16. Entire Agreement. THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: MCDERMOTT INTERNATIONAL, INC.
By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:

ELDRIDGE PTE. LTD.
INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
J. RAY MCDERMOTT INVESTMENTS B.V.
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MCDERMOTT KFT.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.

By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Authorized Representative

Signature Page to Amendment No. 1

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY — MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
J. RAY HOLDINGS, INC.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT (CASPIAN), INC.
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT CONTRACTORS, INC.
J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST INC.
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.

By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Treasurer

Signature Page to Amendment No. 1

J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OFFSHORE PIPELINES INTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SPARTEC, INC.

By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Treasurer

Signature Page to Amendment No. 1

J. RAY MCDERMOTT HOLDINGS, LLC J. RAY MCDERMOTT, S.A. MCDERMOTT CAYMAN LTD. MCDERMOTT, INC.
By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Vice President and Treasurer

MCDERMOTT INVESTMENTS, LLC
By:	/s/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Vice President, Finance, Investor Relations and Treasury

Signature Page to Amendment No. 1

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent, Lender and Issuer
By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Managing Director

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A., as Lender and Issuer
By:	/s/ G. Scott Lambert
	Name:	G. Scott Lambert
	Title:	Vice President

Signature Page to Amendment No. 1

WELLS FARGO BANK, N.A., as Lender and Issuer
By:	/s/ Robert Corder
	Name:	Robert Corder
	Title:	Director

Signature Page to Amendment No. 1

BNP PARIBAS, as Lender and Issuer
By:	/s/ Jamie Dillon
	Name:	Jamie Dillon
	Title:	Managing Director

By:	/s/ Joseph Mack
	Name:	Joseph Mack
	Title:	Vice President

Signature Page to Amendment No. 1

COMPASS BANK, as Lender and Issuer
By:	/s/ Payton K. Swope
	Name:	Payton K. Swope
	Title:	Senior Vice President

Signature Page to Amendment No. 1

JPMORGAN CHASE BANK, N.A., as Lender and Issuer
By:	/s/ Stephanie Balette
	Name:	Stephanie Balette
	Title:	Authorized Officer

Signature Page to Amendment No. 1

CITIBANK, N.A., as Lender and Issuer
By:	/s/ John Miller
	Name:	John Miller
	Title:	Vice President

Signature Page to Amendment No. 1

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ J. Frazell
	Name:	J. Frazell
	Title:	Director

Signature Page to Amendment No. 1

NATIXIS, as Lender
By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Senior Managing Director

Signature Page to Amendment No. 1

DNB NOR BANK ASA, as Lender
By:	/s/ Sanjiv Nayar
	Name:	Sanjiv Nayar
	Title:	Senior Vice President

By:	/s/ Nikolai A. Nachamkin
	Name:	Nikolai A. Nachamkin
	Title:	Senior Vice President

Signature Page to Amendment No. 1

ABN AMRO BANK N.V., as Lender
By:	/s/ M.N. Hooseveen
	Name:	M. N. Hooseveen
Title:

By:	/s/ M. M. Menr
	Name:	M. M. Menr
Title:

Signature Page to Amendment No. 1

HSBC BANK USA, N.A., as Lender
By:	/s/ Dale Wilson
	Name:	Dale Wilson
	Title:	Senior Vice President

By:	/s/ Koby West
	Name:	Koby West
	Title:	Assistant Vice President

Signature Page to Amendment No. 1

STANDARD CHARTERED BANK, as Lender
By:	/s/ James P. Hughes
	Name:	James P. Hughes A2386
	Title:	Director

By:	/s/ Andrew K. Lueder
	Name:	Andrew K. Lueder
	Title:	Director

Signature Page to Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Patrick Engel
	Name:	Patrick Engel
	Title:	Vice President

Signature Page to Amendment No. 1

WHITNEY BANK, as Lender
By:	/s/ Douglas M. Webster
	Name:	Douglas M. Webster
	Title:	Assistant Vice President

Signature Page to Amendment No. 1

AMEGY BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Kenyatta Gibbs
	Name:	Kenyatta Gibbs
	Title:	Vice President

Signature Page to Amendment No. 1

CAPITAL ONE, N.A., as Lender
By:	/s/ Michael R. Quiray
	Name:	Michael R. Quiray
	Title:	Senior Vice President

Signature Page to Amendment No. 1

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender
By:	/s/ John W. Wade
	Name:	John W. Wade
	Title:	Deputy General Manager, Head of Operations and Infrastructure

Signature Page to Amendment No. 1

UBS AG, STAMFORD BRANCH, as Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

Signature Page to Amendment No. 1

Schedule I
REVOLVING COMMITMENTS

Lender	Revolving Commitment
Crédit Agricole Corporate and Investment Bank	$80,000,000.00
Bank of America, N.A.	$75,000,000.00
DnB NOR Bank ASA	$75,000,000.00
BNP Paribas	$75,000,000.00
Wells Fargo Bank, N.A.	$75,000,000.00
Compass Bank	$70,000,000.00
Citibank, N.A.	$50,000,000.00
JPMorgan Chase Bank, N.A.	$50,000,000.00
Natixis	$50,000,000.00
U.S. Bank National Association	$50,000,000.00
UBS AG, Stamford Branch	$50,000,000.00
ABN AMRO Bank N.V.	$35,000,000.00
The Bank of Nova Scotia	$35,000,000.00
HSBC Bank USA, N.A.	$35,000,000.00
Standard Chartered Bank	$35,000,000.00
Whitney Bank	$35,000,000.00
Amegy Bank National Association	$25,000,000.00
Australia and New Zealand Banking Group Limited	$25,000,000.00
Capital One, N.A.	$25,000,000.00

Total	$950,000,000.00

Schedule II
APPLICABLE COMMITMENT FEE RATE AND APPLICABLE MARGIN
“Applicable Commitment Fee Rate” means the applicable percentage set forth below, determined by reference to the credit ratings of the Loans by each of S&P and Moody’s, respectively, in effect from time to time; provided that (a) if the credit ratings of the Loans issued by S&P and Moody’s differ by one tier (as set forth below) (the “Tier”), then the Tier for the higher of such credit ratings shall apply (with the credit rating for Tier 1 being the highest and the credit rating for Tier 5 being the lowest); (b) if the credit ratings of the Loans issued by S&P and Moody’s differ by more than one Tier, then the Tier that is one Tier lower than the Tier of the higher credit rating shall apply; (c) if the Loans have only one credit rating (other than as a result of S&P or Moody’s ceasing to exist), then the Tier that is one Tier lower than that of such credit rating shall apply and (d) if the Loans do not have a credit rating from S&P or Moody’s, then Tier 5 shall apply. Notwithstanding the foregoing, from the Amendment No. 1 Effective Date through the date that is six months after the Amendment No. 1 Effective Date, Tier 1 and Tier 2 will be unavailable.

Tier	Credit Rating	Commitment Fee
1	≥BBB/Baa2	0.200%
2	≥BBB-/Baa3	0.250%
3	≥BB+/Ba1	0.300%
4	≥BB/Ba2	0.375%
5	≤BB-/Ba3	0.450%
“Applicable Margin” means, with respect to (a) Eurodollar Rate Loans, the applicable percentage set forth below, per annum, determined by reference to the credit ratings of the Loans by each of S&P and Moody’s, respectively, in effect from time to time, subject to the proviso set forth in the definition of “Applicable Commitment Fee Rate” and (b) Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans determined in accordance with clause (a) above minus 1.00% per annum. Notwithstanding the foregoing, from the Amendment No. 1 Effective Date through the date that is six months after the Amendment No. 1 Effective Date, Tier 1 and Tier 2 will be unavailable.

Tier	Credit Rating	Applicable Margin for Eurodollar Rate Loans
1	≥BBB/Baa2	1.500%
2	≥BBB-/Baa3	1.750%
3	≥BB+/Ba1	2.000%
4	≥BB/Ba2	2.250%
5	≤BB-/Ba3	2.500%

Schedule IV

LETTER OF CREDIT ISSUER COMMITMENTS

Issuer	Commitment
Crédit Agricole Corporate and Investment Bank	$500,000,000.00
Wells Fargo Bank, N.A.	$300,000,000.00
BNP Paribas	$200,000,000.00
Bank of America, N.A.	$150,000,000.00
Compass Bank	$150,000,000.00
Citibank, N.A.	$110,000,000.00
JPMorgan Chase Bank, N.A.	$100,000,000.00

Schedule 1
EXISTING LETTERS OF CREDIT
Attached.

Schedule 1
McDermott International, Inc.
Existing Letters of Credit
As of August 19, 2011

						Financial/
Letter of Credit Ho.	Issuing Bank	Beneficiary Customer	Mll Entity Hame	Next Expiry Date	Face Value	Performance
Credit Agricole $900 million Credit Facility
A30691T	BBVA Compass	Petrobras N.B.V	J Ray McDermott SA	05/11/2012	$15,00,000	P
91902887	BNP Paribas San Francisco	RasGas Company Limited	McDermott Eastern Hemisphere Limited	04/30/2012	$3,455,394	P
91906975	BNP Paribas San Francisco	Qatar Liquefied Gas	McDermott Eastern Hemisphere Limited	05/25/2012	$8,529,658	P
91908595	BNP Paribas San Francisco	Jebel Ali Free Zone Auth	McDermott Middle East Inc	05/25/2012	$2,724,796	F
04104840	BNP Paribas San Francisco	Sarawak Shell Berhad	Barmada McDermott Sdn Bhd	06/24/2012	$1,348,390	P
04102143	BNP Paribas San Francisco	Kebabangan	Barmada McDermott Sdn Bhd	10/16/2013	$2,528,232	P
021137008	Credit Agricole CIB	Butler de Mexico	J Ray McDermott de Mexico	09/3O/2011	$105,560	F
016537014	Credit Agricole CIB	Dolphin Energy	McDermott Middle East Inc	10/17/2011	$7,000,000	P
006437018	Credit Agricole CIB	PTSC	J Ray McDermott Far East Inc	10/30/2011	$4,313,493	P
013737009	Credit Agricole CIB	Chevron Australia Pty Ltd	P T McDermott Indonesia	10/31/2011	$17,598,238	P
529136002	Credit Agricole CIB	Ministry of Economy	McDermott Middle East Inc	11/24/2011	$13,624	F
835437005	Credit Agricole CIB	Qatar Shell	McDermott Eastern Hemisphere Limited	11/30/2011	$6,906,220	P
120137013	Credit Agricole CIB	AGOC/KGOC	McDermott Middle East Inc	12/30/2011	$2,000,000	P
114737001	Credit Agricole CIB	BG E&P India Ltd.	McDermott Middle East Inc	01/10/2012	$100,000	P
834637009	Credit Agricole CIB	RasGas Company Limited	McDermott Eastern Hemisphere Limited	01/31/2012	$2,921,700	P
536036005	Credit Agricole CIB	U.S. Dept. Labor	McDermott Inc.	03/08/2012	$3,500,000	F
104737041	Credit Agricole CIB	President India	McDermott Eastern Hemisphere Limited	03/28/2012	$126,334	P
409136023	Credit Agricole CIB	American Casualty	McDermott Inc.	03/31/2012	$100,000	F
117837023	Credit Agricole CIB	PTSC	McDermott Asia Pacific Pte. Ltd.	04/04/2012	$1,000,000	P
107537009	Credit Agricole CIB	Min. of Labour Abu Dhabi	McDermott Middle East Inc	04/16/2012	$272,480	F
029937011	Credit Agricole CIB	Esso Australia	McDermott Australia Pty Ltd	04/17/2012	$22,500,000	P
328936003	Credit Agricole CIB	LA Workforce Commission	J. Ray McDermott Holdings LLC	04/20/2012	$1,900,000	F
123137013	Credit Agricole CIB	BG Exploration & Production	McDermott Middle East Inc	04/24/2012	$20.000	P
014637022	Credit Agricole CIB	Metalshipis & Docks S.A.U	J Ray McDermott SA	05/26/2012	$22,453,994	F
617836016	Credit Agricole CIB	ExxonMobil Middle East	McDermott Eastern Hemisphere Limited	05/31/2012	$29,714,900	P
015337016	Credit Agricole CIB	ACE American Insurance	McDermott International Inc	06/01/2012	$637,236	F
015337013	Credit Agricole CIB	ACE American Insurance	McDermott International Inc	06/01/2012	$6,074,640	F
122837005	Credit Agricole CIB	BG Trinidad & Tobago Ltd	McDermott, Inc	06/10/2012	$6,019,433	F
617836017	Credit Agricole CIB	ExxonMobil Middle East	McDermott Eastern Hemisphere Limited	06/21/2012	$383,200	P
819137014	Credit Agricole CIB	Ministry Labor	McDermott International Inc	07/09/2012	$224,796	F
621436020	Credit Agricole CIB	Qatar Shell	McDermott Eastern Hemisphere Limited	08/01/2012	$14,652,854	P
623736029	Credit Agricole CIB	Citibank Dubai	McDermott Middle East Inc	08/20/2012	$72,600	F
625536002	Credit Agricole CIB	Adn Portuaria Int	J Ray McDermott de Mexico	09/16/2012	$256,635	F
013237036	Credit Agricole CIB	PTSC	J Ray McDermott Far East Inc	09/28/2012	$1,632,983	P
016737014	Credit Agricole CIB	Reliance Ind.	McDermott Eastern Hemisphere Limited	10/24/2012	$2,310,000	P
031637013	Credit Agricole CIB	Min. of Labour Abu Dhabi	McDermott Middle East Inc	11/12/2012	$272,480	F
118637035	Credit Agricole CIB	BHP Billiton	McDermott Australia Pty Ltd	04/01/2013	$18,659,392	P
632636009	Credit Agricole CIB	Qatar Shell	McDermott Eastern Hemisphere Limited	04/22/2013	$23,683,515	P
101237029	Credit Agricole CIB	Comm. of Central Excise	J. Ray McDermott Engineering Services Private Limited	11/22/2013	$6,790	P
028537036	Credit Agricole CIB	Aramco Gulf Operations	McDermott Arabia Company Limited	01/26/2014	$21,925,000	P
109137012	Credit Agricole CIB	PTSC	J Ray McDermott Far East Inc	01/30/2014	$2,441,319	P
118637033	Credit Agricole CIB	BHP Billiton	McDermott Australia Pty Ltd	04/01/2014	$18,659,392	P
116137034	Credit Agricole CIB	Nobel Energy EG Ltd.	McDermott, Inc.	04/25/2014	$1,800,215	P
101237044	Credit Agricole CIB	Nobel Energy EG Ltd.	McDermott, Inc.	07/31/2014	$10,000,000	P

Total					$285,895,491

Schedule 1.1
JOINT VENTURES
1. Deep Oil Technology, Inc.
2. Deepwater Marine Technology, L. L. C.
3. FloaTEC, LLC
4. FloaTEC Singapore Pte. Ltd.
5. FloaTEC de México, S.A. de C.V.
6. FloaTEC Brasil Servicos de Construcao Ltda.1
7. McDermott Abu Dhabi Offshore Construction Company
8. Qingdao McDermott Wuchuan Offshore Engineering Co. Ltd.
9. Spars International, Inc.
10. WD 140 Platform LLC
11. CMO S.A.2

[1]	In process of being formed.

[2]	In process of being formed.

Schedule 4.7
LITIGATION
1.	Certain Underwriters at Lloyd’s London, et al. v. J. Ray McDermott, Inc., et al.

2.	Boudreaux, et al. v. McDermott, Inc., et al.

3.	Antoine, et al. v. McDermott, Inc., et al.

4.	Oceanografia S.A. de C.V. v. McDermott Gulf Operating Company, Inc. and Secunda Marine Services, Inc. and McDermott Gulf Operating Company, et al. v. Con-Dive, LLC et al.
For further description on the above-referenced and other matters, reference is hereby made to the Borrower’s annual report on Form 10-K for the year ended December 31, 2010, the quarterly report on Form 10-Q for the quarter ended March 31, 2011, and the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

7